 Exhibit 99.2

FERRELLGAS PARTNERS, L.P.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

FERRELLGAS PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 31, 2018, Ferrellgas Partners L.P. (“Ferrellgas Partners”) and Ferrellgas, L.P. (“the operating partnership”) completed the sale of a subsidiary and a group of assets (the “Disposition”), all of which had been included in Ferrellgas Partners’ and the operating partnership’s Midstream segment, for approximately $57.0 million in cash, subject to customary post-closing adjustments to working capital. The subsidiary sold was Bridger Environmental LLC, which encompasses all saltwater disposal operations previously operated by Ferrellgas Partners. The group of assets sold includes all assets associated with the crude oil trucking operations previously operated by Ferrellgas Partners. Additionally, the Disposition included the sale of two crude oil injection terminals.

The accompanying unaudited pro forma condensed consolidated financial information of Ferrellgas Partners has been prepared in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma condensed consolidated balance sheet as of April 30, 2018, includes adjustments in the column “Midstream disposition” to give pro forma effect to the Disposition as if it had occurred on April 30, 2018. The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended April 30, 2018 and the year ended July 31, 2017 include adjustments in the column “Midstream disposition” to give pro forma effect to the Disposition as if it occurred August 1, 2016. The terms “we”, “our”, “us”, and similar language used in this unaudited pro forma condensed consolidated financial information refer to Ferrellgas Partners and its subsidiaries.

This unaudited pro forma condensed consolidated financial information has been derived from our historical financial statements, which are included in our quarterly report on Form 10-Q for the quarter ended April 30, 2018, and our annual report on Form 10-K for the year ended July 31, 2017.

This unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what our actual results of operations would have been if the Disposition had occurred on the dates indicated, nor is it necessarily indicative of our future operating results or financial position.  However, the pro forma adjustments included in this unaudited pro forma condensed consolidated financial information reflect estimates and assumptions that we believe to be reasonable.

Although pro forma adjustments for the following transactions were not required under Article 11 of Regulation S-X, we have included adjustments to give pro forma effect to the following transactions in our unaudited pro forma condensed consolidated financial information:

•                  In January 2018, we sold Bridger Energy, LLC for an $8.5 million secured promissory note due in May 2020. Adjustments to remove the historical results of operations for this disposition have been included in the column “Other Midstream dispositions” in the unaudited pro forma condensed consolidated statements of operations as if the disposition had occurred on August 1, 2016.

•                  During the third quarter of fiscal 2018, we sold 1,292 rail cars for approximately $51.3 million. The proceeds from the disposal were used to repay debt. Adjustments to remove the historical results of operations for this disposition have been included in the column “Other Midstream dispositions” in the unaudited pro forma condensed consolidated statements of operations as if the disposition had occurred on August 1, 2016.

•                  On May 4, 2018, the operating partnership executed a new $575.0 million senior secured credit facility to replace the previous $575.0 million senior secured credit facility that was scheduled to mature in October 2018. This new facility consists of a $300 million revolving line of credit, as well as a $275 million term loan, both priced at LIBOR + 5.75% and maturing May 4, 2023. Adjustments have been included in the unaudited pro forma condensed consolidated balance sheet as if the refinancing had occurred on April 30, 2018 and in the unaudited pro forma condensed consolidated statements of operations as if the refinancing had occurred on August 1, 2016.

•                  On July 31, 2018, we sold certain crude oil terminal assets previously included in our Midstream segment for approximately $8.0 million in cash. Adjustments to remove the historical assets, liabilities and results of operations for this disposition have been included in the column “Other Midstream dispositions” in the unaudited pro forma condensed consolidated balance sheet as if the disposition had occurred on April 30, 2018 and in the unaudited pro forma condensed consolidated statements of operations as if the disposition had occurred on August 1, 2016.

•                  On July 27, 2018, we sold a group of assets encompassing an immaterial reporting unit within our Propane operations segment for approximately $26.6 million in cash, subject to customary post-closing adjustments to working capital. The reporting unit was engaged in the sale of certain lower margin equipment to large retailers. Adjustments to remove the historical assets, liabilities and results of operations for this disposition have been included in the column “Global Products disposition” in the unaudited pro forma condensed consolidated balance sheet as if the disposition had occurred on April 30, 2018 and in the unaudited pro forma condensed consolidated statements of operations as if the disposition had occurred on August 1, 2016.

FERRELLGAS PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF APRIL 30, 2018

(in thousands)

(unaudited)

	Ferrellgas Partners, L.P. Historical	Midstream Disposition	Other Midstream Dispositions	Global Products Disposition	Pro Forma Adjustments		Ferrellgas Partners, L.P. Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$9,499	$—	$—	$(50)	$48,932	(B)	$144,881
					86,500	(A)
Accounts and notes receivable	202,727	(2,033)	(754)	(17,706)	—		182,234
Inventories	85,062	(103)	(110)	(11,701)	—		73,148
Prepaid expenses and other current assets	44,090	(7,421)	(52)	(4,020)	—		32,597
Total Current Assets	341,378	(9,557)	(916)	(33,477)	135,432		432,860
					—
Property, plant and equipment, net	637,688	(67,189)	(16,743)	(1,205)	—		552,551
Goodwill, net	246,098	—	—	—	—		246,098
Intangible assets, net	235,318	(95,493)	—	(16,648)	—		123,177
Other assets, net	72,094	(447)	—	(915)	15,064	(B)	85,796
Total Assets	$1,532,576	$(172,686)	$(17,659)	$(52,245)	$150,496		$1,440,482

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$52,472	$(110)	$(365)	$—	$—		$51,997
Other current liabilities	158,875	(264)	(231)	(1,565)	—		156,815
Other Note payables to 3rd party	104,000	—	—	—	—		104,000
Total Current Liabilities	315,347	(374)	(596)	(1,565)	—		312,812

Long-term debt	1,995,608	—	—	—	65,000	(B)	2,060,608
Other liabilities	34,225	(210)	—	(4,400)	—		29,615

Partners’ Capital	(830,276)	—	—	—	(148,945	)(A)	(980,225)
					(1,004	)(B)
Accumulated other comprehensive income	17,672	—	—	—	—		17,672
Total Partners’ Capital	(812,604)	—	—	—	(149,949)		(962,553)
Total Liabilities and Partners’ Capital	$1,532,576	$(584)	$(596)	$(5,965)	$(84,949)		$1,440,482

FERRELLGAS PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED APRIL 30, 2018

(in thousands, except per share data)

(unaudited)

	Ferrellgas Partners, L.P. Historical	Midstream Disposition	Other Midstream Dispositions	Global Products Disposition	Pro Forma Adjustments		Ferrellgas Partners, L.P. Pro Forma
Revenues:
Propane and other gas liquids sales	$1,346,299	$—	$—	$—	$—		$1,346,299
Midstream revenues and other	260,631	(68,826)	(191,571)	—	—		234
Other	118,691	—	—	(60,301)	—		58,390
Total revenues	1,725,621	(68,826)	(191,571)	(60,301)			1,404,923

Costs and expenses:
Cost of product sold - propane/gas liquids	802,852	—	—	—	—		802,852
Cost of product sold - Midstream	229,710	(47,707)	(179,817)	—	—		2,186
Cost of product sold - other	54,339	—	—	(47,238)	—		7,101
Operating expenses	350,757	(18,668)	(739)	(7,938)	—		323,412
Depreciation and amortization	76,565	(15,664)	(2,876)	(1,837)	—		56,188
General and administrative	39,733	—	(3,647)	(900)	—		35,186
Equipment leases	20,828	—	(251)	(22)	—		20,555
ESOP expense	10,731	—	—	—	—		10,731
Goodwill Impairment	10,005	—	—	(10,005)	—		—
Loss on disposal of fixed assets	46,414	(2,174)	—	(45)	—		44,195

Operating income	83,687	15,387	(4,241)	7,684	—		102,517

Interest expense	(123,855)	—	—	—	(4,572	)(C)	(128,427)
Other income, net	1,422	—	(921)	(11)	—		490

Loss before income tax exp	(38,746)	15,387	(5,162)	7,673	(4,572)		(25,420)

Income tax expense	282	—	(5)	(82)	—		195

Net loss	(39,028)	15,387	(5,157)	7,755	(4,572)		(25,615)

Net income (loss) attributable to noncontrolling interest	(131)	155	(52)	78	(46)		4

Net loss attributable Ferrellgas Partners, L.P.	(38,897)	15,232	(5,105)	7,677	(4,526)		(25,619)

Less: General partner’s interest in net loss	(389)	152	(51)	77	(45)		(256)

Common unitholders’ interest in net loss	$(38,508)	$15,080	$(5,054)	$7,600	$(4,481)		$(25,363)

Basic and diluted net loss per common unitholders’ interest	$(0.40)						$(0.26)

FERRELLGAS PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JULY 31, 2017

(in thousands, except per share data)

(unaudited)

	Ferrellgas Partners, L.P. Historical	Midstream Disposition	Other Midstream Dispositions	Global Products Disposition	Pro Forma Adjustments		Ferrellgas Partners, L.P. Pro Forma
Revenues:
Propane and other gas liquids sales	$1,318,412	$—	$—	$—	$—		$1,318,412
Midstream revenues and other	466,703	(88,421)	(376,267)	—	—		2,015
Other	145,162	—	—	(75,382)	—		69,780
Total revenues	1,930,277	(88,421)	(376,267)	(75,382)	—		1,390,207

Costs and expenses:
Cost of product sold - propane/gas liquids	694,155	—	—	—	—		694,155
Cost of product sold - Midstream	429,439	(58,588)	(367,192)	—	—		3,659
Cost of product sold - other	67,267	—	—	(58,972)	—		8,295
Operating expenses	432,413	(22,543)	(3,644)	(12,001)	—		394,225
Depreciation and amortization	103,351	(22,471)	(5,647)	(2,065)	—		73,168
General and administrative	49,617	—	(3,463)	(1,200)	—		44,954
Equipment leases	29,123	—	(529)	(35)	—		28,559
ESOP expense	15,088	—	—	—	—		15,088
Loss on disposal of fixed assets	14,457	(5,259)	—	—	—		9,198

Operating income	95,367	20,440	4,208	(1,109)	—		118,906

Interest expense	(152,485)	—	—	—	(9,034	)(C)	(161,519)
Other income, net	1,474	—	(1,646)	1,022	—		850

Loss before income tax expense	(55,644)	20,440	2,562	(87)	(9,034)		(41,763)

Income tax expense (benefit)	(1,143)	—	(24)	1,390	—		223

Net loss	(54,501)	20,440	2,586	(1,477)	(9,034)		(41,986)

Net loss attributable to noncontrolling interest	(294)	206	26	(15)	(91)		(167)

Net loss attributable Ferrellgas Partners, L.P.	(54,207)	20,234	2,560	(1,462)	(8,943)		(41,819)

Less: General partner’s interest in net loss	(542)	202	26	(15)	(89)		(418)

Common unitholders’ interest in net loss	$(53,665)	$20,032	$2,534	$(1,447)	$(8,854)		$(41,401)

Basic and diluted net loss per common unitholders’ interest	$(0.55)						$(0.43)

FERRELLGAS PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

Note A — Basis of presentation

The unaudited pro forma condensed consolidated balance sheet as of April 30, 2018, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended April 30, 2018, and for the year ended July 31, 2017, are based on the historical financial statements of Ferrellgas Partners, L.P. (“Ferrellgas Partners”).

This unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what our actual results of operations would have been if the various transactions had occurred on the dates indicated, nor is it necessarily indicative of our future operating results or financial position.  However, the pro forma adjustments included in this unaudited pro forma condensed consolidated financial information reflect estimates and assumptions that we believe to be reasonable.

Preparation of the unaudited pro forma condensed consolidated financial information was based on assumptions considered appropriate by Ferrellgas Partners’ management. The unaudited pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of the results which would have occurred if the various dispositions and the refinancing of our senior secured credit facility described above had been consummated on August 1, 2016 for the unaudited pro forma condensed consolidated statements of operations and on April 30, 2018 for the unaudited pro forma condensed consolidated balance sheet, nor does it purport to represent the future financial position and the results of operations for future periods. In management’s opinion, all adjustments necessary to reflect the pro forma effects of the various dispositions and the refinancing of our senior secured credit facility have been made.

Note B — Pro forma adjustments

The following is a description of the pro forma adjustments to the historical condensed consolidated financial statements:

(A)            Adjustments related to the various dispositions to reflect the estimated net cash proceeds received and unaudited pro forma pre-tax losses based on the carrying values as of April 30, 2018, including (in millions):

Description of disposition	Proceeds	Pro forma pre-tax loss
Sale of saltwater disposal well operations, crude oil trucking operations, and two crude oil injection terminals	$57.0	$115.1
Sale of crude oil terminal assets	8.0	9.1
Sale of an immaterial reporting unit within our Propane operations segment	26.6	19.7
Transaction fees and other associated costs	(5.1)	5.1
Total	$86.5	$149.0

(B)            Adjustment to reflect the refinancing of Ferrellgas Partners’ credit facility on May 4, 2018, which included: (i) the issuance of a $275.0 million term loan; (ii) the repayment of $210.0 million of borrowings under the old senior secured credit facility as of April 30, 2018; (iii) payment of approximately $15.1 million in financing costs; and (iv) receipt of approximately $48.9 million in cash.

(C)            Adjustment to reflect increase in interest expense following the refinancing of Ferrellgas Partners’ credit facility on May 4, 2018.